UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) August 25, 2005
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On August 25, 2005, the Registrant entered into an Executive Employment Agreement with Len E. Schweitzer, effective September 1, 2005, whereby Mr. Schweitzer shall serve as Vice President, Accounting, Chief Financial Officer, Treasurer and Secretary of the Registrant and as Senior Vice President, Accounting, Chief Financial Officer, Treasurer and Secretary of Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company, each a direct or indirect subsidiary of the Registrant. Mr. Schweitzer has served as Vice President, Accounting, of the Registrant since 1996, as Secretary of the Registrant since 1991, and as Treasurer of the Registrant since March, 2004. Mr. Schweitzer also has served as Secretary of Citizens Security Life Insurance Company since 1989, Vice President, Accounting, of Citizens Security Life Insurance Company since 1996, as Vice President, Accounting, and Secretary of United Liberty Life Insurance Company since 1998, as Secretary of Citizens Insurance Company since 1999 and as Treasurer of Citizens Insurance Company since February, 2004. The Registrant has not previously entered into an employment agreement with Mr. Schweitzer.

The agreement terminates on August 31, 2006, subject to extension by the Registrant and Mr. Schweitzer but in no event beyond August 31, 2012. Under the agreement, Mr. Schweitzer will be paid an annual base salary of $132,000.

If, prior to August 31, 2012, Mr. Schweitzer resigns for Good Reason or is terminated For Convenience of Employer, the Registrant shall continue to pay Mr. Schweitzer his salary for up to twelve (12) months thereafter, but in no event beyond August 31, 2012, less any unemployment compensation benefits he may receive. Mr. Schweitzer is also entitled to a severance benefit in the amount of twelve (12) months salary, less any unemployment compensation benefits he may receive, in the event the agreement is terminated on or before August 31, 2011 by Registrant’s election not to extend the agreement.  For purposes of Mr. Schweitzer’s agreement, “Good Reason” means a breach by the Registrant of the agreement which is not cured by the Registrant within ten (10) days after notice of breach by Mr. Schweitzer. “For Convenience of Employer” means a termination of Mr. Schweitzer’s employment by the Registrant for any reason other than disability or For Cause. “For Cause” means (a) Mr. Schweitzer’s material breach of the agreement, which breach continues for a period of ten (10) days after notice of breach by the Registrant; (b) Mr. Schweitzer’s failure to adhere to any written policy of the Registrant if Mr. Schweitzer has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten (10) day period preceding termination of the agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Registrant or its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Registrant or its subsidiaries; (d) the misappropriation (or attempted misappropriation) of any of the funds or property of the Registrant or its subsidiaries; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

The agreement includes confidentiality, non-competition, non-solicitation and non-interference covenants by Mr. Schweitzer.

A copy of Mr. Schweitzer’s employment agreement is attached hereto as Exhibit 10.26, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.26  Executive Employment Agreement dated September 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: August 25, 2005

By:
/s/ Darrell R. Wells Darrell R. Wells President

INDEX TO EXHIBITS

Exhibit Number	Description
10.26	Executive Employment Agreement dated September 1, 2005

5